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[LETTERHEAD OF DELOITTE & TOUCHE]

                                                                      Exhibit 18

                                                                      Deloitte
                                                                      & Touche

September 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 19, 2000, of Shells Seafood Restaurants, Inc. and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained in paragraphs 3 and 4.

Yours truly,

Deloitte & Touche LLP